UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

VERU INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 NW 25th Street, Suite 102, Miami, Florida 33127

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 509-6897

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VERU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2021, Jesus Socorro notified Veru Inc. (the “Company”) that he was resigning from the Company’s Board of Directors (the “Board”) effective May 14, 2021. Also on May 10, 2021, following the recommendation of the Board’s Nominating and Corporate Governance Committee, the Board appointed Lucy Lu, M.D. to serve as a director effective May 14, 2021, to fill the vacancy created by Jesus Socorro’s resignation. Dr. Lu was also appointed as a member of each of the Compensation Committee and Audit Committee, and to serve as the Chair of the Audit Committee.

The Board has determined that Dr. Lu is “independent” as defined under the listing standards of the NASDAQ Stock Market. There are no arrangements or understandings between Dr. Lu and any other person pursuant to which she was appointed as a director. There are no transactions in which Dr. Lu has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment, Dr. Lu will receive an award of 70,000 stock options on May 14, 2021 under the Company’s 2018 Equity Incentive Plan, with an exercise price equal to the closing price of the Company’s common stock on that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2021	VERU INC.

	By:	/s/ Michele Greco
Michele Greco
Chief Financial Officer and Chief Administrative Officer

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